Exhibit 10.1

TACTILE SYSTEMS TECHNOLOGY, INC.

2003 STOCK OPTION PLAN
(AS AMENDED AND RESTATED AUGUST 23, 2006)

1.                                      PURPOSE.  The purpose of this 2003 Stock Option Plan (the “Plan”) is to promote the interests of Tactile Systems Technology, Inc., a Minnesota corporation (the “Company”), and its shareholders by providing employees of the Company and any parent or subsidiaries thereof, and any other individuals and entities who provide services to the Company or any parent or subsidiaries in the capacity of non-employee directors or advisors or consultants, with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

2.                                      ADMINISTRATION.

(a)                                 GENERAL.  This Plan will be administered by a committee of two or more directors of the Company (the “Committee”) appointed by the Company’s Board of Directors (the “Board”).  If the Board has not appointed a committee to administer this Plan, then the Board will constitute the Committee.  The Committee will have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan.  A majority of the members of the Committee will constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee will be the acts of the Committee.  Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate.  The decision of the Committee on any matter affecting this Plan, or the rights and obligations arising under this Plan or any award granted hereunder, will be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

(b)                                 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated will be liable for any action, omission or determination taken or made in good faith with respect to this Plan or any award granted hereunder (including, if an option that was intended to qualify as an incentive stock option in fact does not meet the requirements of the Code to so qualify) and (ii) the members of the Committee and each person to whom authority under this Plan is delegated will be entitled to defense and indemnification by the Company against and from any claim or loss incurred by such member or person by reason of any such actions and determinations.  The Company will advance the costs of defense subject to any agreements the Company believes are appropriate for repayment in the event the member or other person is found not to have acted in good faith.  This subparagraph (b) will survive any termination of this Plan.

(c)                                  DELEGATION OF AUTHORITY.  To the extent permitted by law, the Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering awards.  To the extent permitted by law, the Chief Executive Officer of the Company may, in turn, delegate all or a portion of the delegated authority to such other officer or officers of the Company as the Chief Executive Officer may determine.

(d)                                 COMMITTEE COMPOSITION AND DELEGATION WHEN COMPANY IS PUBLIC.  From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any options granted to persons subject to Section 16 of the Exchange Act will be granted by the Board or a committee consisting of at least two or more Non-Employee Directors, in accordance with Rule 16b-3 under the Exchange Act, and any options intended to qualify as performance-based compensation within the meaning of Section 162(m) will be granted by a committee consisting of two or more Outside Directors, as defined in and in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Exchange Act, any authority delegated to the Chief Executive Officer or another officer of the Company pursuant to subparagraph 2(c) above will not extend to granting and administering awards to persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Individuals”).

(e)                                  ACTION BY BOARD REQUIRED FOR NON-EMPLOYEE DIRECTOR AWARDS.  Notwithstanding subparagraphs 2(a) and 2(c) above, any grant of awards hereunder to any director of the Company who is not an employee of the Company or any parent or subsidiary thereof at the time of grant (“Non-Employee Director Award”), and any action taken by the Company with respect to any Non-Employee Director Award, including any amendment thereto, and any acceleration of the vesting of any option constituting a Non-Employee Director Award, any extension of the time within which any option constituting a Non-Employee Director Award may be exercised, any determination pursuant to paragraph 8 relating to the payment of the purchase price of Shares (as defined in paragraph 3 below) subject to an option constituting a Non-Employee Director Award, or any action pursuant to paragraph 9 relating to the payment of withholding taxes, if any, through the use of Shares with respect to a Non-Employee Director Award will be subject to prior approval by the Board, in which case no further action by the Committee will be required.

3.                                      SHARES.  The shares that may be made subject to awards granted under this Plan will be authorized and unissued shares of Common Stock of the Company (“Shares,” and each individually a “Share”), and they will not exceed 1,800,000 Shares in the aggregate, subject to adjustment as provided in paragraph 13 below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.  An option may not be exercisable for a fraction of a Share.

4.                                      ELIGIBLE PARTICIPANTS.  Options may be granted under this Plan to any employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof.  Non-statutory stock options (as defined in subparagraph 5(a) below) also may be granted to (i) any director of the Company or any parent or subsidiary thereof, (ii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor, consultant or vendor, and (iii) any individual or entity that the Company desires to induce to become an employee, advisor, consultant or vendor, but any such grant will be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof.  In the event that a parent or subsidiary of the Company is spun off, divested or otherwise ceases to be a parent or subsidiary of the Company, the employment of all optionees who are employees, advisors, consultants, vendors or directors of such parent or subsidiary will be deemed terminated.  References herein to “employment” and similar terms (except “employee”) will include the providing of services in the capacity of an advisor, consultant, vendor or as a director.  The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as “Eligible Participants.”

5.                                      TERMS AND CONDITIONS OF OPTIONS.

(a)                                 GENERAL.  Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine.  In determining the Eligible Participants to whom options may be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant.  The date and time of approval by the Committee of the granting of an option will be considered the date and the time of the grant of such option.  The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an “incentive stock option” (as that term is defined in Section 422 of the Code) or a “non-statutory stock option” (an option granted under this Plan that is not intended to be an incentive stock option).  The Committee may grant both incentive stock options and non-statutory stock options to the same employee.  However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options will be deemed to have been awarded in separate grants, will be clearly identified, and in no event will the exercise of one such option affect the right to exercise the other.  If the aggregate Fair Market Value (as defined in paragraph 7 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options to the extent of such excess will be treated as non-statutory stock options.  Notwithstanding the foregoing, no options granted under this Plan may qualify as incentive stock options unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan.

(b)                                 PURCHASE PRICE.  The purchase price of each Share subject to an option granted pursuant to this paragraph 5 will be fixed by the Committee, subject, however, to the remainder of this subparagraph 5(b).  For non-statutory stock options, such purchase price may be set at any price the Committee may determine; provided, however, that such purchase price may be not less than 85% of the Fair Market Value of a Share on the date of grant.  For incentive stock options, such purchase price may be no less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a “10% Shareholder”), such purchase price may be not less than 110% of the Fair Market Value of a Share on the date of grant.  The Committee may, in its sole discretion, reduce the purchase price of any option, subject to the consent of the optionee if such repricing would result in an incentive stock option no longer qualifying as an incentive stock option.

(c)                                  VESTING.  Each option agreement provided for in paragraph 6 will specify when each option granted under this Plan may become exercisable with respect to the Shares covered by the option.  Notwithstanding the provisions of any option agreement provided for in paragraph 6, the Committee may, in its sole discretion, at any time accelerate the vesting of all or any portion of any option granted under this Plan and declare at any time that all or any portion of any option granted under this Plan will be immediately exercisable.

(d)                                 TERMINATION.  Except as provided otherwise in the option agreement, as amended from time to time, each option granted pursuant to this paragraph 5 will expire, and all rights to purchase Shares thereunder will terminate, on the earliest of:

(i)                                     ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted or thereafter agreed upon with the optionee;

(ii)                                  the expiration of the period after the termination of the optionee’s employment within which the option is exercisable as specified in paragraph 10(b) or 10(c), whichever is applicable (provided that the Committee may, in any option agreement provided for in paragraph 6 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 10(b) or 10(c));

(iii)                               at the election of the Company, upon termination of an optionee’s employment by the Company or a parent or subsidiary thereof for Cause (as hereinafter defined), or if it is determined by the Company within ten days after termination of the optionee’s employment by the optionee, such as the optionee’s resignation, that Cause existed for termination by the Company;

(iv)                              the date, if any, fixed for cancellation pursuant to paragraph 11(c) or 12 below.

(e)                                  RESCISSION.  If any option is exercised, and prior to the delivery of the certificate representing the Shares so purchased, it is determined that Cause for termination by the Company existed, then the Company may rescind the option exercise by the optionee and the option will terminate at the election of the Company.

6.                                      OPTION AGREEMENTS.  All options granted under this Plan will be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement will, among other things, designate whether the options being granted thereunder are non-statutory stock options or incentive stock options.

7.                                      FAIR MARKET VALUE.  For purposes of this Plan, the “Fair Market Value” of a Share at a specified date will, unless otherwise expressly provided in this Plan, mean the closing or last sale price of a Share on the date immediately preceding such date or, if no sale of Shares will have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for listed shares on the New York Stock Exchange, American Stock Exchange or other recognized national securities exchange or, if Shares are not quoted on the Composite Tape for listed shares on the New York Stock Exchange, American Stock Exchange or other recognized national securities exchange, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value will be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question.  Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question will be deemed to be references to the date in question.

8.                                      MANNER OF EXERCISE OF OPTIONS.

(a)                                 GENERAL.  A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Secretary, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised and payment of the purchase price of the Shares.  The granting of an option to a person will give such person no rights as a shareholder except as to Shares issued to such person.

(b)                                 PAYMENT.  The consideration to be paid for the Shares, including the method(s) of payment, will be determined by the Committee (and, in the case of an incentive stock option, will be determined at the time of grant) and may consist entirely of (i) cash (including check, bank draft or money order); (ii) delivery of optionee’s promissory note with such recourse, interest, security and redemption provisions as the Committee determines to be appropriate and as required pursuant to the law of the Company’s state of incorporation; (iii) cancellation of indebtedness; (iv) delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised; (v) authorization of the Company to retain from the total number of Shares as to which the option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised; (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law; or (vii) any combination of the methods of payments described above.  Notwithstanding the foregoing, no person will be permitted to pay any portion of the purchase price with Shares, or by authorizing the Company to retain Shares upon exercise of the option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable nor may the Company permit an optionee who is an executive officer or director of the Company to pay for the Shares by delivery of a promissory note from and after such time, if any, that the Company (i) has a class of securities registered under Section 12 of the Exchange Act, (ii) is required to file reports under Section 15(d) of the Exchange Act or (iii) that has filed a registration statement that has not yet become effective under the Securities Act, as defined below.  Except for delivery of a promissory note by an optionee as provided above, the purchase price of the Shares with respect to which an option is being exercised will be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares.

9.                                      TAX WITHHOLDING.  Delivery of Shares upon exercise of any non-statutory stock option granted under this Plan will be subject to any required withholding taxes.  A person exercising a non-statutory stock option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.  In lieu of all or any part of such a cash payment, the Committee may, but will not be required to, provide in any option agreement provided for in paragraph 6 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual’s full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or through a subsequent return to the Company of Shares delivered to the person exercising the option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

10.                               TRANSFERABILITY AND TERMINATION OF EMPLOYMENT.

(a)                                 TRANSFERABILITY.  During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan will be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or, with respect only to non-statutory stock options, pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships, limited liability companies or other entities in which such family members are the only beneficial owners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement, (ii) the optionee does not receive any consideration for the transfer and (iii) the transfer would not have an adverse effect on the Company, such as any loss of Subchapter S tax status, if applicable.  Any option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable option agreement.  For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to “optionee” will mean the original grantee of an option and not any transferee.

(b)                                 TERMINATION OF EMPLOYMENT DURING LIFETIME.  During the lifetime of an optionee who is an employee of the Company or any parent or subsidiary thereof at the time of grant of an option, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that, unless terminated sooner due to another provision of the Plan or the option agreement:

(i)                                     an option will continue to be exercisable for three months after termination of the optionee’s employment but only to the extent that the option was exercisable immediately prior to such optionee’s termination of employment; provided, however, that if termination of the optionee’s employment will have been for Cause (as hereinafter defined), any option held by such optionee will expire, and all rights to purchase Shares thereunder will terminate, immediately upon such termination; for purposes of this paragraph 10(b)(i), and paragraphs 5(d) and (e) of this Plan, “Cause” will be deemed to exist upon (A) a material breach by the optionee of the terms of any non-competition/non-solicitation /invention assignment or other agreement between the Company and the optionee governing the employment or other business relationship between the Company and the optionee, (B) gross negligence or willful misconduct by the optionee, (C) conviction of the optionee of, or the entry of a pleading of guilty or nolo contendere by the optionee to, any crime involving moral turpitude or any felony, (D) willful violation of specific and lawful instructions from the Board or the Company’s Chief Executive Officer that are reasonably related to the optionee’s employment by the Company, (E) fraud, embezzlement, theft or proven dishonesty against the Company, and (F) prolonged or frequent unexcused absences from work other than due to a disability;

(ii)                                  in the case of an optionee who is disabled (as hereinafter defined) while employed, an option will continue to be exercisable for one year after termination of such optionee’s employment as a result of such disability; and

(iii)                               as to any optionee whose termination occurs following a declaration pursuant to paragraph 12 below, an option may be exercised at any time permitted by such declaration.

(c)                                  TERMINATION UPON DEATH.  With respect to an optionee whose employment terminates by reason of death, any option granted to such optionee may be exercised within one year after the death of such optionee.

(d)                                 VESTING UPON DISABILITY OR DEATH.  In the event of the disability (as hereinafter defined) or death of an optionee, any option granted to such optionee that was not previously exercisable will become immediately exercisable in full if (i) the disabled or deceased optionee will have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability or death and (ii) the option agreement with respect to such option expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement.  “Disability” of an optionee will mean any physical or mental incapacitation whereby such optionee is therefore unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any parent or subsidiary thereof.  “Disabled,” with respect to any optionee, will mean that such optionee has incurred a Disability.

(e)                                  TRANSFERS AND LEAVES OF ABSENCE.  Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, will be deemed a termination of employment for purposes of this Plan.  The terms “parent” or “parent corporation” and “subsidiary” as used in this Plan will have the meaning ascribed to “parent corporation”

and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code.  For purposes of this Plan, a change in status between different classes of eligible participants, such as a change in status from an employee to a consultant or from a consultant to an employee, will not be deemed a termination of employment for purposes of this Plan.

(f)                                   RIGHT TO TERMINATE EMPLOYMENT.  Nothing contained in this Plan, or in any option granted pursuant to this Plan, will confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee’s employment at any time.

(g)                                  EXPIRATION DATE.  In no event will any option be exercisable at any time after the time it will have expired in accordance with paragraph 5(d) of this Plan.  When an option is no longer exercisable, it will be deemed to have lapsed or terminated and will no longer be outstanding.

11.                               CHANGE IN CONTROL.

(a)                                 DEFINITION.  For purposes of this Plan, a “Change in Control” of the Company will be deemed to occur if any of the following occur:

(1)                                 Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) after the effective date of this Plan first acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following will not constitute a Change in Control pursuant to this paragraph (a)(1):

(A)                               any acquisition of Shares or Voting Securities of the Company directly from the Company;

(B)                               any acquisition or beneficial ownership by the Company or a subsidiary;

(C)                               any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(D)                               any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(2)                                 A majority of the members of the Board of Directors of the Company will not be Continuing Directors.  “Continuing Directors” will mean:  (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies will have been solicited by the Board of Directors of the Company, (C) individuals elected as directors of the Company subsequent to the date hereof pursuant to a nomination or board representation right of preferred shareholders of the Company or (D) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(3)                                 Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation that is the issuer of such securities held by the shareholders of the Company after such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be; or

(4)                                 Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

(b)                                 ACCELERATION OF VESTING.  If and to the extent so provided in an option agreement provided for in paragraph 6 or by Committee action with respect to any outstanding option, and notwithstanding anything in subparagraph 5(c) above to the contrary, if a Change in Control of the Company may occur, then such option, if not already exercised in full or otherwise terminated, expired or cancelled, will become immediately exercisable as provided in the option agreement or Committee action and will remain exercisable during the remaining term thereof or as may be provided in the option agreement or, subject to consent of the optionee, by Committee action.

(c)                                  CASH PAYMENT.  If a Change in Control of the Company will or is to occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options will be cancelled as of the effective date of any such Change in Control.  The Committee may further determine that the holder or holders of such cancelled options will receive, with respect to some or all of the Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

(d)                                 LIMITATION ON CHANGE IN CONTROL PAYMENTS.  Notwithstanding anything in subparagraph 11(b) or 11(c) above or paragraph 12 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 11(b) or 11(c) above or paragraph 12 below (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then, unless otherwise provided in the applicable option agreement, such acceleration of exercisability and payments pursuant to subparagraph 11(b) or 11(c) above or paragraph 12 below will be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.  The Committee, with the consent of the optionee, may waive the provisions of this subparagraph 11(d).

12.                               DISSOLUTION, LIQUIDATION, MERGER.  In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger or consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an “Event”), the Committee may, but will not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger, consolidation or statutory share exchange or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option, or (ii) declare, at least ten days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, will be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it will have been exercised prior to the occurrence of the Event).  In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but will not be obligated to, cause payment to be made, within twenty days after the Event, for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the cancelled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option.  At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 12, each option that has not previously expired pursuant to subparagraph 5(d)(i), 5(d)(ii) or 5(d)(iii) of this Plan or been cancelled pursuant to paragraph 11(c) of this Plan will immediately become exercisable to the extent provided by the option agreement or declaration by the Committee and each holder of such an option will have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares as to which the option is exercisable.  In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 12, each outstanding option granted pursuant to this Plan that may not have been exercised prior to the Event will be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, subject to the payment obligations of the Company provided in this paragraph 12.  Notwithstanding the foregoing, no person holding an option will be entitled to the payment provided in this paragraph 12 if such option will have expired pursuant to subparagraph 5(d)(i), 5(d)(ii) or 5(d)(iii) of this Plan or been cancelled pursuant to paragraph 11(c) of this Plan.  In addition, in the event of the proposed dissolution or liquidation of the Company, the Committee may provide that any Company repurchase option applicable to the Shares will lapse as to all such Shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner provided.  For purposes of this paragraph 12, “Event Proceeds per Share” will mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.  If the Event provides for an earn-out or similar provision, the Committee may, in its sole discretion, elect to estimate the present fair market value of the earn-out or similar right and pay such amount in cash to the optionee.

13.                               ADJUSTMENTS.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.  In the absence of action of the Committee to the contrary, the number of Shares issuable under this Plan, and the number of Shares and the purchase price of each Share subject to an outstanding option, will be automatically adjusted to reflect any forward or reverse stock split of the Common Stock or dividend on Common Stock payable in Common Stock.  The Committee can determine in its absolute discretion whether an option entitles any optionee to receive a right to purchase securities of any entity spun off from the Company.

14.                               SUBSTITUTE OPTIONS.  Options may be granted under this Plan from time to time in substitution for, or assumption of, stock options or comparable rights held by employees of other entities who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another entity, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another entity or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock or comparable interests of another entity.  The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or comparable rights in substitution for, or assumption of, which they are granted.

15.                               COMPLIANCE WITH LEGAL REQUIREMENTS.

(a)                                 GENERAL.  No Shares distributable under this Plan may be issued and delivered unless the issuance of such Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act.  The optionee will have no right to require the Company, and the Company will have no obligation, to register the issuance or sale of any Share that may be acquired pursuant to exercise of an option granted under this Plan under the Securities Act, or under any other law or regulation.  The Company may place legends on stock certificates issued under this Plan as may be necessary or appropriate in order to comply with applicable securities laws or agreements to which the Shares are subject, including, but not limited to, legends restricting the transfer of the Shares.

(b)                                 RULE 16B-3.  With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(c)                                  DELIVERY OF FINANCIAL INFORMATION.  The Company will, to the extent necessary to comply with applicable state securities laws, deliver financial statements of the Company to an optionee at least annually.

16.                               RESTRICTIONS ON SHARES.  At the discretion of the Committee, the Company may reserve to itself and its assignees in the option agreement (a) a right of first refusal to purchase all Shares that an optionee (or a subsequent transferee) may propose to transfer to a third party, (b) a right to repurchase a portion of or all Shares held by an optionee upon the optionee’s termination of employment or service with the Company or its parent, subsidiary or affiliate for any reason within a specified time (but not to exceed ninety (90) days of the later of termination or exercise of the option, if required by applicable laws), (c) the right to require the optionee from time to time to execute and deliver shareholder, voting or similar agreements to which holders of a majority of the Common Stock are parties, (d) the right to require the optionee to agree not to take any action that would cause the Company not to qualify for Subchapter S tax status, if applicable, and (e) the right of the Company to require the optionee from time to time to execute and deliver underwriter lock up agreements.  The price to be paid upon any purchase or repurchase of Shares pursuant to clause (a) or (b) above will be determined by the Committee.  This paragraph 16 is not a limitation on the provisions that may be included in any option agreement. Shares may be repurchased at the optionee’s original purchase price provided that, so long as required by applicable laws, such right to repurchase as to employees lapses at the rate of at least twenty percent (20%) of the Shares subject to the option per year over five years from the date that the option is granted (without respect to the date that the option was exercised or became exercisable).

17.                               GOVERNING LAW.  To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan will be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

18.                               AMENDMENT AND DISCONTINUANCE OF PLAN.  The Board may at any time amend, suspend or terminate this Plan; provided, however, that no amendment to this Plan will, without the consent of the holder of the option, adversely alter or impair any option previously granted under this Plan.  To the extent considered necessary to comply with applicable provisions of the Code or other applicable laws, rules or regulations, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

19.                               TERM.

(a)                                 EFFECTIVE DATE.  This Plan was initially effective as of November 18, 2003.  This Plan was amended on April 27, 2005.  The amendment and restatement of the Plan is being submitted for approval by the shareholders of the Company on or about August 23, 2006 and will only be effective as of the date of such approval.

(b)                                 TERMINATION.  This Plan will remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 18 above.  No award of an incentive stock option may be made under this Plan more than ten years after the effective date of this Plan (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.